EXHIBIT 4.3

SUBSCRIPTION AGREEMENT

Patriot Motorcycles Corporation

Patriot Motorcycles Corporation a Nevada corporation with its principal office at 25802 Victoria Blvd., Dana Point, California, 92624 (hereinafter the “Company”) and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 1,000,000 shares of Common Stock of the Company at a price of $1.50 per share (hereinafter the “Shares”); and

B. Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set-forth upon the signature page hereof at a price equal to $1.50 per share, and the Company agrees to sell such Shares to Subscriber for said purchase price. Upon execution, this subscription shall be irrevocable by Subscriber; The Subscriber will also receive 15,000 options to purchase 15,000 shares of the Company’s common stock exercisable for 24 months from the acceptance date of this subscription agreement at the exercise price of $3.50. per share for each $100,000 Increment in subscriptions received from any single subscriber.

1.2 Registration rights will be granted for the Shares subscribed for herein and those common shares underlying any options granted. Upon filing of a registration statement with the United States Securities and Exchange Commission, the Company shall cause the Shares subscriber for herein to be included and registered under stroll registration statement.

1.3 The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Patriot Motorcycles Corporation, a Nevada corporation with its principal office at 25802 Victoria Blvd., Dana Point, California, 92624. Payment can be made either by submitting a personal check, cashier’s check or money order for the full purchase price of $1,50 per Share with the executed Subscription Agreement. Payments shall be made payable to “Patriot Motorcycles Corporation,”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby severally represents and warrants to the Company the following:

(A)	Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in and the Company may require substantial funds;

(B)	An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)	Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non- registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

(D)	The Subscriber will be an ‘Accredited Investor” as such term is defined in Rule 301 of Regulation D promulgated under the United States Securities Act of 1933, as amended.

(E)	Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (“SEC”) and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the 1933 United States Securities Act.

(F)	Subscriber is acquiring the Shares as principal for Subscriber’s own benefit;

(G)	Subscriber is not aware of any advertisement of the Shares.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

(A)	The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company,

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to. be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the          day of                     2005.

Number of Shares Subscribed For:	Common Stock Shares

Dollar Amount:

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

Subscriber’s SSii:
ACCEPTED 1W: PATRIOT MOTORCYCLES CORPORATION
Signature of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

Date of Acceptance: